UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 19, 2011
Date of Report (Date of earliest event reported)

ABRAXAS PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	1-16071	74-2584033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

18803 Meisner Drive
San Antonio, Texas 78258
(210) 490-4788
(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On September 19, 2011, Raven Drilling, LLC, a wholly-owned subsidiary of Abraxas Petroleum, entered into a loan agreement with RBS Asset Finance, Inc., as lender, which we refer to as the rig loan agreement.  The rig loan agreement provides for interim borrowings payable to Raven Drilling or certain vendors until the final amount of the loan is determined.  The rig loan agreement further provides for multiple notes in quantities of not less than $100,000 each with a maximum total of $7.0 million. The net proceeds will be used to re-finance the purchase and refurbishment of the Oilwell 2000 hp diesel electric drilling rig (the “Collateral”) that the Company purchased in July 2011.  We expect to complete the refurbishment and to deploy the rig to McKenzie County, North Dakota in the Williston Basin to drill Bakken / Three Forks wells in the fourth quarter of 2011.

Outstanding amounts under the interim borrowings will bear interest at LIBOR plus 3.50% and outstanding amounts under each note will bear interest at the four-year interest swap rate plus 3.50%, as determined at closing of each note.  Upon closing of each note, interest only is due for the first 18-months (approximately) and thereafter, each note will amortize in full over the remaining life of each note.  Interest and principal, when required, is payable monthly.  Subject to earlier prepayment provisions and events of default, the stated maturity date of each note will be 60 months after the closing of each note.

Abraxas Petroleum has guaranteed Raven Drilling’s obligations under the rig loan agreement and associated notes.  Obligations under the rig loan agreement are secured by a first priority perfected security interest, subject to certain permitted encumbrances, in the Collateral.

The full text of the rig loan agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information set forth under Item 1.01 above hereby is incorporated into this Item 2.03 by reference.

Item 7.01                      Regulation FD Disclosure.

On September 23, 2011, the Company issued a press release which included the announcement of securing financing through a loan agreement. The text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits

Number                  Description

10.1	Loan Agreement dated as of September 19, 2011 between Raven Drilling, LLC, as Borrower, and RBS Asset Finance, Inc., as Lender.

99.1	Press Release dated September 23, 2011, which included the announcement of securing financing through a loan agreement.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXAS PETROLEUM CORPORATION

By:  /s/ Barbara M. Stuckey
Barbara M. Stuckey
Vice President, Chief Financial
Officer and Assistant Secretary

Dated:  September 23, 2011